As filed with the Securities and Exchange Commission on April 15, 2002
                                           Registration No. 333-_______

                                  United States
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MULLER MEDIA, INC.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

             Nevada                     7822                    88-0430189
-------------------------------    -----------------         ----------------
(State or Other Jurisdiction of    (Primary Standard         (I.R.S. Employer
 Incorporation or Organization)        Industrial            Identification
 Number)                        Classification Code Number)

                          ----------------------------

                               11 East 47th Street
                                   3rd Floor
                           New York, New York 10017
                           (212) 317-0175 (telephone)
                           (212) 317-0102 (facsimile)
----------------------------------------------------------------------------
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                 John J Adams
                          Chief Executive Officer
                             Muller Media, Inc.
                             11 East 47th Street
                           New York, New York 10017
                          (212) 317-0175 (telephone)
                          (212) 317-0102 (facsimile)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
----------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business.)
-----------------------------------------------------------------------------
                                   Copies to:
                             Thomas C. Cook, Esq.
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                             Fax:    (702) 952-8521
-----------------------------------------------------------------------------
           (Name, address and telephone number of service agent)
-----------------------------------------------------------------------------
Approximate date of commencement of proposed sale to public:
As soon as practicable after the registration statement becomes effective.
                       ----------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       ---------------------------------------------------------

       Prospectus (Subject to completion): Dated  [Date], 2002.

                       -------------------------------


============================================================================
TITLE OF EACH                                PROPOSED
CLASS OF                         PROPOSED    MAXIMUM
SECURITIES         AMOUNT        OFFERING    AGGREGATE      AMOUNT OF
TO BE              TO BE         PRICE PER   OFFERING       REGISTRATION
REGISTERED         RESISTERED    SHARE(1)    PRICE(1)       FEE
Common Stock
$0.001 par value   12,632,500    $1.00       $12,632,500    $1,162.19
                   ---------------------------------------------------------
TOTAL              12,632,500    $1.00       $12,632,500    $1,162.19 (2)
============================================================================



(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"). The registration fee is calculated on the basis of the average of the closing bid and ask prices for our common stock as quoted on the Over-the-Counter Bulletin Board on April 11, 2002, $1.00

(2)     Paid herein by electronic transfer.

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

PROSPECTUS                   Subject to Completion; Dated April _____, 2002

The information in this prospectus is subject to completion or amendment.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.



                           Muller Media Inc.

12,632,500 SHARES OF COMMON STOCK TO BE SOLD BY CERTAIN SELLING
SECURITY HOLDERS


This prospectus related to the offer and sale 12,632,500 shares of our common stock, par value $.001 per share of common stock for sale by three of our shareholders identified in this prospectus and includes shares of our common stock issuable. These shareholders are referred to throughout this prospectus as "selling security holders". Our common stock trades on the Over-the-Counter ("OTC") Bulletin Board under the symbol "MULM". On April 11, 2002, the last sale price of our common stock on the OTC Bulletin Board was $1.00.

The shares registered herein will become tradeable on the effective date of this prospectus. The selling security holders will receive the proceeds from the sale of their shares and we will not receive any of the proceeds from the sales, with the exception of some shares to be sold by DCI Communications that will be used to repay $877,259 in advances received from Muller Media. The selling security holders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. See "Plan of Distribution."

INVESTING IN THE COMMON STOCK OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this prospectus is [Date]


      We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company", "we", "us" and "our" refer to Muller Media, Inc., a Nevada corporation.



                         TABLE OF CONTENTS
                                                                 Page
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . 5
The Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . 7
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Disclosure Regarding Forward Looking Statements. . . . . . . . . .21
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .21
Price Range of Our Common Stock  . . . . . . . . . . . . . . . . .22
Management's Discussion and Analysis of Financial Condition
 and Results of Operations . . . . . . . . . . . . . . . . . . . .23
The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
Executive Compensation . . . . . . . . . . . . . . . . . . . . . .34
Security Ownership Of Certain beneficial Owners and Management . .35
Certain Relationships and Related Transactions . . . . . . . . . .36
Selling Security holders. . . . . . . . . . . . . . . . . . . . . .36
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . .38
Description of Securities. . . . . . . . . . . . . . . . . . . . .40
Where You Can Find More Information. . . . . . . . . . . . . . . .41
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .42
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Index to Financial Statements. . . . . . . . . . . . . . . . . . F-1
Indemnification of Directors and Officers. . . . . . . . . . . . .45
Other Expenses of Issuance and Distribution. . . . . . . . . . . .45
Recent Sales of Unregistered Securities. . . . . . . . . . . . . .46
Exhibits.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . .. .48
Signatures. . . . . . . . . . . . . . . . . . . . . . . . .. . . .49




                          ----------------------

                               PROSPECTUS SUMMARY
                               ------------------

The following is a summary of certain information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

Our Company

We are is in the business of syndication of feature films to free television networks, cable networks as well as independent stations throughout the United States. Primarily, we represent independent film producers for purposes of distribution of their product and content to the networks and broadcast distribution companies.

We were originally incorporated under the name Puppettown.com Inc. on July 1, 1999 with the filing of Articles of Incorporation with the Secretary of State of the State of Nevada. On July 26, 1999 a Certificate of Amendment was filed under which our corporate name was changed to Business Translation Services, Inc.

On November 12, 2001 there was a change in control of the Company.
On the same day we entered into a merger with Muller Media, Inc., a New
York corporation formed in 1982, under the terms of which the surviving entity was Business Translation Services, Inc. On January 22, 2002 we filed a Certificate of Amendment with the Secretary of State of the State of Nevada whereby we changed our the corporate name to Muller Media Inc.

Our principal executive offices are located at: 11 East 47th Street, Third Floor, New York, New York 10017. Our phone number is: (212) 317-0175 and our fax number is (212) 317-0102. We maintain an Internet web site located at http://www.muller-media.com. Information contained on our web site is not part of this prospectus.

                                  THE OFFERING


Number of shares of common stock outstanding       13,575,750 shares


Common stock offered by selling security holders    12,632,500 shares


Use of Proceeds                                    We will not receive any
                                                   proceeds from the sale of
                                                   the shares of common stock
                                                   registered in this
                                                   prospectus, other than some
                                                   of the shares to be sold by
                                                   DCI will be used to repay
                                                   $877,259 in advances
                                                   received from Muller Media.

Plan of Distribution                               The offering of our shares
                                                   of common stock is being
                                                   made by shareholders of our
                                                   company who wish to
                                                   sell their shares.  Sales
                                                   of our common stock may be
                                                   made by the selling
                                                   security holders in the
                                                   open market or in privately
                                                   negotiated transactions and
                                                   at prices, fixed prices or
                                                   negotiated prices.

Risk Factors                                       There are substantial risk
                                                   factors involved in
                                                   investing in our company.
                                                   For a discussion of certain
                                                   factors you should consider
                                                   before buying shares of our
                                                   common stock, see the
                                                   section entitled "Risk
                                                   Factors".

OTC Bulletin Board Symbol                          "MULM"

-----------------------------------

Selected Financial Data
-----------------------

The following information is taken from our audited financial statements for nine months ending December 31, 2001. The financial information set forth below should be read in conjunction with the more detailed financial statements (including notes thereto) appearing elsewhere in this prospectus.



INCOME STATEMENT



Revenue                                                       $  4,216,278

Cost of revenue - producers' fees                                2,822,886
                                                              ------------
Net revenue                                                      1,393,392
                                                              ------------
Operating expenses
  Selling, general and administrative                              698,137
  Depreciation and amortization                                     61,521
  Bad debt                                                         214,096
                                                              ------------
    Total operating expenses                                       973,754
                                                              ------------
Income from operations                                             419,638

Other income (expenses)
  Interest income                                                  229,067
  Interest expense                                                 (4,028)
  Financing expense                                              (300,000)
                                                              ------------
    Total other income (expenses)                                 (74,961)
                                                              ------------
Income before income taxes                                         344,677
Income tax expense                                                (299,000)
                                                              ------------
Net income                                                    $     45,677
                                                              ============
Net income per common share
  Basic                                                       $          -
                                                              ============
  Diluted                                                     $          -
                                                              ============
Weighted average common shares
  Basic                                                        12,374,477
                                                              ============
  Diluted                                                      14,796,438
                                                              ============


                                   RISK FACTORS

An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.
You also should refer to the other information included in this prospectus, including the financial statements and related notes thereto. In addition, the risks described below are not the only ones facing us. We have described only the risks we consider material. However, there may be additional risks that we view as not material or of which we are not presently aware.

If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.


Special note regarding forward-looking statements
-------------------------------------------------

This prospectus may contain certain forward-looking statements and information relating to us that are based on beliefs and its principals as well as assumptions made by and information currently available to them.
These statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to us or our principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to our operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.



RISKS RELATED TO OUR BUSINESS AND OPERATIONS
--------------------------------------------

The original Muller Media Inc. in existence prior to the merger with Business Translation Services, Inc. was formed in June 1982 and became a wholly owned subsidiary of DCI Telecommunications in November 1996. Muller Media Inc. was merged into Business translation Services under a plan of reorganization on November 12, 2001. For the nine months ending December 31, 2001, Muller Media had a net profit after taxes of $45,677. Our future financial results will depend on, among other things, our ability to generate a level of revenues sufficient to offset our cost structure. We cannot assure you that we will significantly increase our revenues or be profitable.
Because our revenues may not grow or may not continue at their current levels, our financial condition and results of operations may be harmed and our business may not be financially viable in the future.

Muller Media, Inc., has a 19 year history in the business of syndication of feature films to free television networks, cable networks as well as
independent stations throughout the United States.   In the year 2001, the
American Institute of Certified Public Accountants required the industry to change their method of accounting for recording licensing arrangements with its Television stations. Previously the company was allowed to recognize revenue upon the execution of a contract with the television station. Now, in order to recognize revenue from a licensing arrangement of a film(s) five accounting conditions must be met. If any of the five conditions are not met then the revenue will be deferred until all the conditions are met.

The recessionary period that has affected worldwide economics may adversely Impact our performance in the short term and we may anticipate negative cash flows as we move to develop new markets and expand our traditional distribution channels, customer base, and product line. You should consider the risks, expenses and difficulties we may encounter, including those frequently encountered in recessionary times. For example, we may be unable to:

o  raise additional capital;
o  maintain adequate control of our expenses;
o develop our operational support system and other information technology systems;
o  expand our customer base;
o  attract and retain qualified personnel;
o  expand geographically;
o  continue to enhance our product features;
o  respond to technological changes and competitive market conditions.

In addition, we plan to increase our operating expenses in order to expand our sales and marketing efforts, fund a greater level of product and service development and marketing and otherwise support our anticipated growth.
Given these planned expenditures, we anticipate that we will continue to incur losses, and there can be no assurance that we will achieve or sustain profitability. See Management's Discussion and Analysis or Plan of Operation.

You should be aware of the difficulties encountered by distributors of film packages, particularly in light of the intense competition characteristic of our industry. There can be no assurance that the implementation of our business plan will result in profitability or positive cash flow in future years.

The amount and timing of our future capital requirements will depend upon a number of factors, many of which are not within our control, including capital costs, sales growth, marketing expenses, staffing levels, and competitive conditions. Actual capital expenditures will depend on a number of factors, including the pace and extent of expansion, the magnitude of potential acquisitions, investments or strategic alliances, levels of incremental sales and regulatory actions, which, individually or collectively, could cause material changes in our capital expenditure requirements. We will need additional capital to:

o  finance our anticipated growth;
o take advantage of unanticipated opportunities, including more rapid expansion, possible acquisitions of businesses or investments in, or strategic alliances with, companies that are complementary to our current operations;
o  develop or expand into new services; and
o  otherwise respond to unanticipated competitive pressures.

Moreover, the amount of, and the terms and conditions of the instruments relating to, our current outstanding indebtedness may adversely affect our ability to raise additional capital. Failure to internally generate or raise sufficient funds may require us to delay, abandon or reduce the scope of any potential future expansion, which could have a material adverse effect on our business, financial condition and results of operations. (See - "Management's Discussion and Analysis or Plan of Operation," "Liquidity and Capital Resources."} If we do not obtain such financing, there is no assurance that the additional funds necessary to complete the development and expansion of our distribution channels and product offerings or to proceed with potential acquisitions will be available on satisfactory terms and conditions. Given the nature of the business, it is unlikely that we will be able to raise capital through debt financing. To the extent that any future financing requirements are satisfied through the issuance of equity securities, there may be significant dilution in the net tangible book value per share of your common stock.


We may not profit from our entertainment operations.
----------------------------------------------------

All of our entertainment operations, which are the only operations we currently have, are conducted by Muller Media Inc. We may not maintain our profitability, and we may have other obligations that we must meet before we could ever consider paying a dividends. Therefore, you may never receive any return on your investment in Muller Media Inc. and Muller Media Inc. may never be a source of liquidity from which we can address our cash needs. Furthermore, we have guaranteed of the note to Virtual Fund to secure their debt. If we are unable to pay our debts because we have no source of liquidity from which to pay them, we may not be able to move forward under our business plan. (See "We may lose control of Muller Media, Inc.")


We face potential difficulties associated with implementing our expansion strategy.
-------------------------------------------------------------------------

We believe that an increasing percentage of our future revenue will be derived from owning our own film library rather than just the rights to distribute such product for a finite period of time. Execution of our expansion strategy, however, is subject to a variety of risks, including operating and technical problems, regulatory uncertainties and competition. The successful implementation of our expansion strategy will require that, among other things, we continue to develop our domestic operations through purchases of quality movies, increased back-office capacity and expand our sales distribution network. There can be no assurance that we will successfully implement our expansion strategy or that our acquisition of quality movies will contribute an increasing percentage of revenue in the future. Expansion and development of the domestic operations are necessary to enable us to meet customer requirements and to increase the number of markets served, thereby increasing the number of quality film packages which is fundamental to the achievement of economies of scale and to our overall financial success. However, it is uncertain that we will be able to expand and develop the domestic operations successfully. There can be no assurance that we will not experience problems in purchasing quality films in the future. Any failure to expand and develop the domestic operations successfully could have a material adverse effect on our ability to implement our expansion strategy, which is a key component of our overall business strategy. Failure to implement successfully our expansion strategy, could have a material adverse effect on our business, financial condition and results of operations. (See "There are significant risks.")


There are certain risks inherent in doing business on a domestic level.
-----------------------------------------------------------------------

This risks include:

o regulatory limitations restricting or prohibiting the provision of our services;
o  unexpected changes in regulatory requirements;
o  difficulties in staffing and managing operations;
o  political risks;
o  delays from government agencies;
o  seasonal reductions in business activity
o potentially adverse tax consequences resulting from operating in multiple jurisdictions with different tax laws.

Since our inception in 1982, Muller Media Inc., has provided media communications products by offering medium to large budget feature films in packages designed to fit a television network's or cable company's needs whether they are a 'movie station' or a traditional network affiliate. These film packages are also distributed to cable television and home video markets when rights are available. As the methods of distribution for entertainment media grow (i.e. Internet, satellite, etc.)and or merge (i.e., cable, telephone, internet), we need to position ourselves to provide packaged programs via these new distribution channels to worldwide markets.


We face significant risks in expanding our operations and managing our growth.
-----------------------------------------------------------------------------

We are in the early stages of expanding our domestic operations and our success will depend, among other things, upon our ability to access potential markets and to generate increased sales. In addition, the expansion of our business may involve acquisitions, which could divert our resources and management time and require integration with our existing operations. There can be no assurance that any acquired business will be successfully integrated into our operations or that any such business will meet our expectations. It is uncertain whether the growth experienced by us will continue or that we will be able to achieve the growth contemplated by our business strategy. Our growth may be affected by numerous factors, a number of which are not within our control, including regulation of the entertainment industry in countries in which we operate. Any future growth is expected to place significant demands on all aspect of our business including our administrative, technical and financial personnel and systems. We will be required to respond and manage the changing business conditions and if we are unable to do so, the quality of services, our ability to retain key personnel and our results of operations could be adversely affected. These factors and others could adversely affect the expansion of our customer base and service offerings.

Our financial controls and reporting systems will require enhancement and further investment in the future in order to accommodate our anticipated growth. There can be no assurance that we will not encounter difficulties in expanding our financial controls and reporting systems in order to meet our future needs.


The loss of key members of our management team could adversely affect our business prospects and operations.
-------------------------------------------------------------------------

John J Adams is our Chairman and CEO, Robert Muller is Vice-Chairman and Daniel Mulholland is our President and Chief Operating Officer. Mr. Muller and Mr. Mulholland have been with Muller Media since its inception. Clifford Postelnik is our General counsel and Secretary. Both Mr. Adams and Mr. Postelnik are also members of our board of directors. We are searching for a chief financial officer. We are dependent upon these individuals, and those persons they may hire in the future, and their managerial and technical efforts. If these individuals were to resign, we cannot assure you that we would be able to replace them, and our inability to do so could materially adversely affect our business. At this time, we have key man life insurance with respect to only Mr. Adams.

Our ability to successfully operate our business will depend upon our ability to retain as well as hire additional personnel who are experienced in our industry. We are currently searching for a chief financial officer. Competition for qualified personnel is fierce, and it is not clear whether we will be successful in our efforts to attract and retain the right people to help run and expand our business.

Our board of directors has been selected with a view to avoid conflict of interests that could impact the merged company adversely. Staff of the former Muller Media, Inc. operation has been retained and integrated into the operation of the merged company and it should be noted that the chief operating officer of the former Muller Media, Inc is now chief operating officer of the merged entity and the identical sales personnel have also been retained.

We have no official policy regarding material transactions between our directors and officers and us. We generally seek to have any such transaction approved or ratified by a majority of our directors who lack a personal interest in the matter. Because we currently have only three directors, that approval or ratification is not always available to us.

Our operating results may fluctuate considerably in the future.
---------------------------------------------------------------

Our quarterly operating results, primarily as a result of the evolution of our business, may fluctuate significantly in the future as a result of a variety of factors, including:

o  pricing changes;
o changes in the mix of services sold or channels through which those services are sold;
o changes in user demand, capital expenditures and other costs relating to the expansion of our services;
o the timing and costs of any acquisitions of customer bases and businesses, services or technologies;
o  the timing and costs of marketing and advertising efforts;
o  changes in accounting standards and reporting regulations;
o  the effects of government regulation and regulatory changes; and
o  specific economic conditions in the entertainment industry.


Such variability could have a material adverse effect on our business, financial condition and results of operations. Any significant shortfall in demand for our services in relation to our expectations, or the occurrence of any other factor which causes revenue to fall significantly short of our expectations, would also have a material adverse effect on our business, financial condition and results of operations.


We face risks associated with acquisitions, investments and strategic alliances.
---------------------------------------------------------------------

In the future, we may acquire or engage in efforts to acquire customer bases and businesses from, make investments in, or enter into strategic alliances with companies that have customer bases, or existing networks in our current markets or in areas into which we intend to expand. We do not have any present understanding, commitment or agreement with respect to any acquisition, investment, strategic alliance or related effort. Moreover, our capital structure may make it difficult for us to use stock as consideration for any potential acquisition. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by the risks commonly encountered in such transactions or efforts. Such risks include, among others:

o  the difficulty of identifying appropriate acquisition candidates;
o the difficulty of assimilating the operations and personnel of the respective entities;
o  the potential disruption of our ongoing business;
o the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;
o the failure to successfully incorporate licensed or acquired technology and rights into our services; and
o the inability to maintain uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management.

Additionally, in connection with an acquisition, we may experience rates of customer attrition which are significantly higher than the rate of customer attrition which we generally experience. Acquisitions involve numerous additional risks, especially in the areas of operations, services, products and personnel of the acquired companies, which could result in charges to earnings or adversely affect our operating results. Any acquisition will involve a number of risks that could materially and adversely affect us, including diverting our management's attention from operational and financial matters; assimilating the operations, technologies, products, and personnel f the acquired companies; risks of entering markets in which we have no or limited prior experience; and the potential loss of key personnel of the acquired companies. Further, to the extent that any such transaction involves customer bases or businesses located outside the United States, the transaction would involve the risks associated with international operations. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts. Further, there can be no assurance that acquisition opportunities will be available, that we will have access to the capital required to finance potential acquisitions, that we will continue to acquire businesses or that the acquired businesses will be profitable. Acquisitions may result in potentially diluted issuances of equity securities, the incurrence of debt and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on us.


Risks Related to Our Industry
-----------------------------

The entertainment industry is highly competitive, rapidly evolving and subject to constant technological change. Our ability to compete effectively in the entertainment industry will depend upon our continued ability to provide high quality services at prices generally competitive with, or lower than, those charged by our competitors.

Currently, there are several companies selling film packages, and we expect competition to increase in the future. Other distributors currently offer packages of similar content offered by us. As a service provider in the distribution of film packages industry, many of our key competitors are substantially larger than us and have the following competitive advantages:

o greater financial, technical, engineering, personnel and marketing resources;
o  longer operating histories;
o  greater name recognition; and
o  larger  film content

These advantages afford our competitors pricing flexibility. Companies that provide film content may compete for markets based on price, with the dominant providers conducting extensive advertising campaigns in order to capture market share. Competitors with greater financial resources may also be able to provide more attractive incentive packages to stations in order to encourage them to carry products that compete with our services. In addition, competitors with greater resources than ours may be better situated to negotiate favorable contracts with stations. We believe that existing competitors are likely to continue to expand their service offerings to appeal to stations and their consumers. Moreover, because there are few, if any, substantial barriers to entry, we expect that new competitors are likely to enter the distribution market and attempt to market film packages similar to our services which would result in greater competition. If our existing competitors or new competitors devote significant additional resources to such action could have a material adverse effect on our business, financial condition and results of operations, and there can be no assurance that we will be able to compete successfully against such new or existing competitors.

Competition for customers in the entertainment industry is primarily based on content and, to a lesser extent, on price we price our services based upon negotiated rates to the individual market. We have no control over the prices set by our competitors, and some may be able to use their financial resources to cause severe price competition in the markets in which we operate. Certain of our competitors dominate the entertainment industry and have the financial resources to enable them to withstand substantial price competition, which is expected to increase significantly, and there can be no assurance that we will be able to compete successfully in the future. Any price competition would have a material adverse effect on our business, financial condition and results of operations. Price reductions may reduce our revenue and margins.

So as to minimize exposure to risk we only deal in finished product and do not involve ourselves in actual production, script purchases, hiring of performers, location shooting or any other costs and expenses involved in the making of product. we deal only in films or entertainment product that is complete and ready for immediate distribution and diffusion.


We are subject to the risk of changes in consumer preferences and industry trends.
--------------------------------------------------------------------------


The entertainment industry market in which we operate is characterized by the frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for future design, development and marketing of our products and services.


We are subject to the risk of litigation.
-----------------------------------------

Litigation in the entertainment industry has been used as a competitive tactic both by established companies seeking to protect their existing positions in the market and by emerging companies attempting to gain access to the market. In such litigation, complaints may be filed on a variety of grounds, including antitrust, breach of contract, trade secret, patent or copyright infringement, patent or copyright invalidity, and unfair business practices. If we are forced to defend ourselves against such claims, whether or not meritorious, we are likely to incur substantial expense and diversion of management attention, and may encounter market confusion and the reluctance of licensees and distributors to commit resources to our products.

Our success depends on our ability to develop markets for our products.
-----------------------------------------------------------------------

The entertainment industry specifically the media communications products segment is characterized by an increasing and substantial number of new market entrants who have introduced or are developing an array of new products and services. Each of these entrants is seeking to market, advertise and position its products and services as the preferred product for accessing free and cable television, including providing enhanced service features.
As is typically the case in this industry, demand and market acceptance for newly improved products and services which are subject to a high level of uncertainty. Additionally, the development of new markets will require on-going financial resources for sales and marketing personnel. There can be no assurance that substantial markets will continue to develop for media communications products, that we will be able to meet our current marketing objectives, have available the funds required for any necessary market development, succeed in positioning our products and services as a preferred method for accessing free and cable television services, or achieve significant market acceptance for our services. (See "Business -- Overview.")


We are reliant upon certain key markets and strategic partners.
---------------------------------------------------------------

We distribute our media communications products to end users through a small number of employees. We are dependent upon the sales and marketing efforts of these individuals. We depend upon large orders from certain key markets. The loss of one or more of these markets without replacement could have a material adverse effect on our business, operating results and financial condition. Our future performance will also depend, in part, on our ability to market our services to new customers and on our ability to attract additional employees that will be able to market and support our services effectively, especially in markets in which we have not previously distributed our services. There can be no assurance that we will be successful in such efforts, which may have a material adverse effect on our business.


Our inability to adapt to rapid technological change may jeopardize our long term viability.
----------------------------------------------------------------------------

The entertainment industry is characterized by rapid and significant technological advancements and introductions of new products and services utilizing new technologies. We expect new products and services, and enhancements to existing products and services, to be developed and introduced in order to compete with our services. The proliferation of new telecommunications, satellite and cable technology, including down loading movies over the Internet, may reduce demand for small film packages designed to fit a television station's or cable company's needs. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement such new technologies at substantial cost. In addition, competitors may implement new technologies before we are able to implement such technologies, allowing such competitors to provide enhanced services and superior quality compared with that which we are able to provide.

There can be no assurance that we will be successful in developing and marketing new services or enhancements to services that respond to these or other technological changes or evolving industry standards. In addition, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of our existing film packages or that our new film packages or enhancements thereto will adequately meet the requirements of the marketplace and achieve market acceptance. Delay in the introduction of new film packages or enhancements, our inability to develop such new film packages or enhancements or the failure of such film packages or enhancements to achieve market acceptance could have a material adverse effect on us. Further, there can be no assurance that we will be able to respond to such competitive pressures and implement such packages on a timely basis or at an acceptable cost. One or more of the film packages currently utilized by us, or which we may implement in the future, may not be preferred by our customers or may become obsolete. If we are unable to respond to competitive pressures, implement new film packages on a timely basis, penetrate new markets in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced film packages offered by us do not achieve a significant degree of market acceptance, any such event could have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon independent producers.
--------------------------------------------

We do not currently own any production facilities. As a result, we depend upon independent producers, some of which are, or may become our competitors, to provide our services. Our ability to maintain and expand our business depends, in part, on our ability to continue to obtain new film acquisitions as a base for programming on favorable terms from independent producers, in a timely manner. We purchase the distribution rights in the United States of feature film libraries pursuant to agreements with various terms and conditions and are vulnerable to changes in our arrangements, such as price increases and cancellations. We have not experienced losses in the past because of our inability to acquire the distribution rights to film libraries, but no assurance can be given in this regard with respect to the future. In addition, no assurance can be given that we will be able to obtain feature film libraries in the future at favorable prices, and a material increase in the price at which we obtain distribution rights could have a material adverse effect on us. (See -"Our industry is extremely competitive and we may not be able to compete effectively.")


Since we do not produce movies we are substantially dependent on the ability of our sales force and their relationships with independent producers to provide adequate feature film libraries on a timely basis and on favorable terms. These independent producers also produce feature film packages for certain of our competitors, as well as other large customers, and there can be no assurance that such producers will have sufficient production capacity to satisfy our inventory or scheduling requirements during any period of sustained demand. Although we believe that our relationship with the independent producers is satisfactory and that alternative markets for our film packages are currently available, the loss of the services of such distributors and vendors or substantial price increases imposed by them, would have a material adverse effect on our business and financial condition. Failure or delay by such independent producers in supplying feature film libraries to us on favorable terms could also adversely affect our operating margins and our ability to obtain and deliver products and services on a timely and competitive basis.


We may need to raise additional funds in the future for our operation and if We are unable to secure such financing, we may not be able to support our operations.
----------------------------------------------------------------------------

Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost increases that could make our funds insufficient to support our operations. We may seek additional capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us, or that any future offering of securities will be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. We could suffer adverse consequences if we are unable to obtain additional capital when needed.




Our business is at risk from system failures.
---------------------------------------------

System failures, delays and other problems could harm our reputation and business, cause us to lose customers and expose us to customer liability. however we minimize our exposure to risk from such system failures by only dealing in and with finished product ready for immediate distribution.

Our success depends on our ability to provide reliable film packages to the cable and television industry. Our operations could be interrupted by any damage to or failure of:


o  A decline in commercial advertising to the cable and television industry;
o Our inability to acquire the license to distribute rights to certain film libraries; and
o  our relationship with the independent producers.

The film packages we utilize from independent producers are also vulnerable to damage or interruption from:

o  power loss, transmission cable cuts an other telecommunications failures;
o  fires, earthquakes, floods and other natural disasters;
o  computer viruses or software defects;
o physical or electronic break-ins, sabotage, intentional acts of vandalism and similar events; and
o  errors by our employees.

Any such damage or failure or the occurrence of any of these events could disrupt the operation of our network and the provision of our services and result in the loss of current and potential customers.

We may be adversely impacted by regulations within the cable and television industry. However, we are at present unaware of any contemplated legislative changes that may adversely impact our revenues.

Risks of the Offering.
----------------------

We may issue additional shares of Common Stock and preferred stock without shareholder approval and have agreed to register the resale of additional shares of Common Stock. We may increase the amount of authorized Common Stock which in the future could result in substantial dilution of existing shareholders.


Our board of directors may authorize us to issue one or more series of preferred stock or additional shares of Common Stock or warrant shares without shareholder approval, and the existence or terms of these securities may adversely affect the rights of holders of the Common Stock. In addition, our agreements with certain other shareholders require us to register the resale of shares of common stock held by those other shareholders. (See "Principal and Selling Shareholders," "Principal Shareholders and
Description of Securities," "Registration Rights.")


The shares available for sale immediately by the selling security holders could significantly reduce the market price of our common stock.
-------------------------------------------------------------------------

The market price of our common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of our common stock and could also harm our ability to raise additional capital by selling equity securities. We have 10,745,100 shares of our common stock outstanding. In addition, after a one-year holding period, shares held by our non-affiliates will become eligible for trading, pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission, without any additional payment to us or any increase in our capitalization.


Selling security holders may sell securities at any price or time which may have an adverse effect on the price of our common stock.
------------------------------------------------------------------------

After effectiveness of this prospectus, the non-affiliated selling security holders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling security holders could have an adverse effect upon the public market for our common stock. (See "Plan of Distribution".)

Penny stock regulations may impair the liquidity of the Common Stock.
---------------------------------------------------------------------

Because the bid price of our Common Stock is below $5.00 per share, shares of Common Stock may be subject to the SEC's Rule 15g-9 and other penny stock regulations under the Securities Exchange Act of 1934. Rule 15g-9 imposes sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the prospective purchaser and have received the purchaser's written consent to the transaction before the sale. Consequently, this rule and other penny stock regulations may adversely affect the ability of broker-dealers to sell our shares and may adversely affect the ability of holders to sell their shares of Common Stock in the secondary market.


A small number of persons control the Company.
----------------------------------------------

A single shareholder, DCI Telecommunications, Inc. owns of record 10,000,000 shares of Common Stock, which represents approximately 73.6% of our outstanding Common Stock. As a result, one of our shareholders is able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.


We do not intend to pay, and expect to be unable to pay, dividends on our Common Stock within the immediate future.
-------------------------------------------------------------------------

We have not paid dividends, and do not intend to pay any dividends in the foreseeable future, since earnings, if any, are expected to be retained for use in the development and expansion of our business.


In the future, the authorization of our preferred stock may have an adverse effect on the right of holders of our common stock.
---------------------------------------------------------------------------


We may, without further action or vote by our shareholders, designate and issue additional shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

Our officers and directors have limited liability and have indemnity rights.
----------------------------------------------------------------------------

Our Certificate of Incorporation and By-Laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.


               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward- looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk
Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.


                             USE OF PROCEEDS

     The shares of common stock covered by this prospectus are to be sold by our shareholders and we will not receive any proceeds from such sales other than some of the shares to be sold by DCI Communications will be used to repay $877,259 in advances received from the Muller Media (See Company's Financials "Balance Sheet.") Said funds will be used to expand our film libraries and exhibition rihts.

                        PRICE RANGE OF OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol
"MULM." The following table sets forth the range of high and low bid quotations of our common stock, as reported on the OTC Bulletin Board, for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                  Common Stock

FISCAL 2001                                  HIGH              LOW
--------------------------------             ----              ----
Quarter Ended March 31, 2001                 0.25              1.62
Quarter Ended June 30, 2001                  3.00              0.75
Quarter Ended September 30, 2001             1.74              0.37
Quarter ended December 31, 2001              2.25              0.47




SECURITY HOLDERS

At March 31, 2002 there were 13,575,750 shares our common stock outstanding which were held by approximately 70 stockholders of record.


DIVIDEND POLICY

We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including the our earnings, if any, financial condition, capital requirements and other factors.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the notes thereto. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for our growth, trends in the results of our development, anticipated development plans, operating expenses and our anticipated capital requirements and capital resources. Our actual results could differ materially from the results discussed in the forward-looking statements.

Introduction:

We were originally incorporated under the name Puppettown.com Inc. on July 1, 1999 with the filing of Articles of Incorporation with the Secretary of State of the State of Nevada. On July 26, 1999 a Certificate of Amendment was filed under which our corporate name was changed to Business Translation Services, Inc.

On November 12, 2001 there was a change in control of the Company.
On the same day we entered into a merger with Muller Media, Inc., a New
York corporation formed in 1982, under the terms of which the surviving entity was Business Translation Services, Inc. On January 22, 2002 we filed a Certificate of Amendment with the Secretary of State of the State of Nevada whereby we changed our the corporate name to Muller Media Inc.


RESULTS OF OPERATIONS
Nine Months Ended December 31, 2001.
------------------------------------

Effective with the merger as stated above, the Company changed its fiscal year end to December 31. The figures submitted represent nine months ended December 31, 2001. The Company has generated $4,216,278 in revenues. Cost of goods ("producers' fees) for the revenues generated amount to $2,822,886. Total operating expenses for the period amounted to $973,754. Income before income taxes amounted to $344,677, and net income after net income tax expense amounted to $45,677. Net cash flows for the period decreased by $412,009 and cash and cash equivalents for the period ending December 31, 2001, amounted to $952,906.



RESULTS OF OPERATIONS
Year ended March 31, 2001 vs. December 31, 2000:
---------------------------------------------------

Revenues for the years ended March 31, 2001 and 2000 resulted primarily from the net sales generated by the distribution of medium and large size film packages. Total revenues decreased to $1,375,085 in 2001 from $2,742,245 in 2000, a decrease of approximately 50 % Management attributes this decrease from intense competition and an aging film library.

Cost of sales as a percentage of sales for 2001 was approximately 73% while for 2000 it approximated 60%. This increase in cost was primarily due to product mix. Management intends to closely monitor its product mix in future periods.

Selling, general and administrative expenses decreased from $397,228 in 2000 to $347,651 in 2001 as we worked towards streamlining our internal and office operations.

During the year ended March 31, 2001, we incurred $769,701 in salaries as compared to $632,458 for 2000. Salaries increased and we increased management in our company.

For the year ended March 31, 2001, we reflected a net loss of $(756,028). This compares to a net profit of $ 103,253 for the year ended March 31, 2000. The reasons for the increased loss in 2000 can be derived from the discussion above.



LIQUIDITY AND CAPITAL RESOURCES:

As of December 31, 2001, our current assets exceeded our current liabilities by approximately $557,600. As of March 31, 2001, our current liabilities exceeded current assets by approximately $205,990.

The Company is authorized to issue 20,000,000 shares of $.001 par value Common Stock, of which 13,575,750 were outstanding at March
31, 2002.

The Company is authorized to issue 5,000,000 shares of $.001 par value Preferred Stock, none of which were outstanding at December
31, 2001.

On November 12, 2001, Business Translation Services, Inc. issued
10,000,000 shares of $.001 par value common stock for all the shares of Muller. Before the transaction, there were 2,200,750 shares of Business Translation Services outstanding. After the transaction, the ownership of Business Translation Services was as follows:

                                            Shares       Percent
                                          ----------     -------
      Original shareholders                2,200,750         18%
      Former owner of Muller              10,000,000         82%
                                          ----------        ----
                                          12,200,750        100%
                                          ==========        ====

Because the parent of Muller obtained control of Business Translation Services, the transaction would normally be considered a purchase by Muller. However, since Business Translation Services is not a business of Muller, the transaction is accounted for as a recapitalization of Muller and the issuance of stock by Muller (represented by the outstanding shares of Business Translation Services) for the assets and liabilities of Business Translation Services. The value of the net assets is the same as their historical book value.

On November 12, 2001, the Company issued 975,000 shares of $0.001 par value common stock in consideration for services rendered in connection with the merger. These shares have been valued at this fair value of $117,550 and recorded as a cost of the merger and charged to additional paid-in capital.

In February, 2002, the Company entered into three consulting agreements for legal, general corporate and management, strategic planning and marketing consulting. The Company issued 400,000 shares of its $.001 par common stock in total for these services.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within the entertainment industry, our ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers.

                               THE COMPANY

BUSINESS

Muller Media is in the business of syndication of feature films to free television networks, cable networks as well as independent stations throughout the United States.

Primarily, the Company represents independent film producers for purposes of distribution of their product and content to the networks and broadcast distribution companies.

Muller Media currently has under license the distribution rights in the United States to over 100 feature films. The Company groups together from 10 to 20 feature films designed to appeal to the 18 to 49 year old adult population and licenses the broadcast distribution companies for exhibition of its films in compliance with Muller's own licensing rights.

As the methods of distribution for entertainment media grow (i.e., Internet, satellite, etc.) and/or merge(i.e., cable, telephone, Internet), Muller Media is positioning itself to provide packaged programs via these new distribution channels to worldwide markets.

As new feature film acquisitions occur, generally, they are initially released to the industry's annual convention, American Film Market (AFM), each year. Muller attends this convention each year to review and evaluate
new film content as it is released.   Executives from the Company also
attend the annual convention of the National Association of Television Program Executives (NATPE) each January, where much of the actual selling has traditionally taken place. In recent years however, the importance of this convention has become diminished as much of the Company's business has been obtained each year, prior to this event, as a result of changes both in the industry and in the way Muller markets its film packages.

The process of distribution starts with negotiating the acquisition of broadcast and exhibition rights for both over-the-air and cable network telecasts. In some cases, Muller obtains the right to license the programming for home video and other ancillary markets.

It is Muller's plan to continue to acquire the distribution broadcast rights to independently produced films so as to expand its library and thusly expand its product offerings to clients. The Company is also seeking to acquire other firms with film libraries that would be of appeal to its existing client base.

Although the Company has limited its distribution to U.S. markets until now, the Company is considering expansion into international markets, beginning initially with Europe. Subsequently the markets in Asia and South America will be targets of opportunity for Muller. China currently has more television sets than the U.S. and their population is clambering for media, including movie content.

The Company's principal goal is to increase the content of its film library. This will include primarily feature films, with a view toward other forms of programming which can add to profitability.

Muller has carved out a niche which will cause the Company to continue to grow profitably. As most major companies in the industry are becoming increasingly integrated, with regard to production, distribution and exhibition, some content is "falling through the cracks". Many of the best creative projects are being forced into a secondary position. Some of the content which will be added to Muller's library will come from this segment.

As a relatively small company in an industry of giants, Muller has adopted less costly, more innovative strategies, both in securing content and selling movie or other packages. For the time being and until Muller has carved out a larger niche within the industry, this methodology will continue. One of the Company's greatest strengths lies in the ability of its executives to deal directly with key players both from the production side as well as the exhibition (TV, cable, etc.) side of the industry.

Because Muller has an efficient management infrastructure, the Company is able to respond very quickly to changes in the moods, trends and desires of the industry.

Muller is developing alliances with various other companies in the industry which is giving them access to larger projects and the ability to acquire better quality content, which will increase revenues. It is the Company's intent to acquire worldwide rights to television, cable, satellite, home video, Internet and any other rights as they are available for the program content, with an emphasis on feature length films, offered by the Company. With control of marketable programming content Muller will be in a position to grow. To the extent that the digital era expands, Muller believes that it will play a significant role in that it is a supplier of content for mass entertainment.

Muller is positioning itself to take advantage of the new distribution methods which will become prevalent in the industry with the advances in digital technology using the Internet as a transport and delivery vehicle. Management is investigating how best to exploit this new delivery medium while at the same time assuring the utmost protection for the independent film producer and collection of exhibition revenue.

Many of the larger companies in the industry have acknowledged that the future of the industry lies in being able to use the Internet as a transport and delivery medium. Unfortunately the technology that currently exists, which will allow for the downloading and/or streaming of film media content, is of poor quality.

Management is evaluating a joint venture with a company that is in the process of developing software that will overcome these difficulties. The Company believes that at least nine months will be required before there will be any significant development in this regard.

Once the technology is perfected to the point where quality is adequate to satisfy viewers, Muller can move to the next steps, which will be:

1) obtaining necessary rights to license the technology for film transport and delivery;
2)  utilizing the technology to deliver Muller's own film content;
3) licensing the software to others in the media/entertainment industry subject to reciprocal rights obtained by Muller.

Management recognizes that the Internet offers many possibilities, however, Muller is more concerned with doing business in the present world in which it finds itself. It is not management's intent to be a pioneer, rather Muller is focusing on its proven methods of doing business that has survived the test of time, while many of its former competitors are no longer in existence.



Dependence on Producers and Suppliers
-------------------------------------

Muller Media Inc., is wholly dependent upon certain market segments for its revenues. For that reason, Muller Media Inc. has initiated, through its direct sales team, direct marketing programs designed to expand its marketing channels.

Muller Media Inc. is also dependent on Independent producers to obtain quality media communication products. Muller Media Inc., negotiates with these independent producers to obtain rights to films that can be packaged or specifically designed for certain television and cable markets at the lowest practical cost structure so that it can price its products competitively.

The Company seeks relationships with top independent producers as part of its commitment to provide quality media broadcast products. Its sales strategy for these products is to compete on a cost leadership basis, since its products are viewed by customers as relatively homogenous with that provided by MULM's competitors.

Intellectual Property
---------------------

The Company regards substantial elements of its underlying infrastructure and technology as proprietary and attempts to protect them by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company plans to enter into confidentiality agreements with its future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's proprietary information without authorization or to develop similar technology independently.

There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on the Company's business, results of operations and financial condition. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention. Furthermore, there can be no assurance that the Company's business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against the Company. Moreover, from time to time, the Company may be subject to claims of alleged infringement by the Company or service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject the Company to significant liability for damages, might result in invalidation of the Company's proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and could have a material adverse effect on the Company's business, results of operations and financial condition.


Competition
-----------

The entertainment industry is intensely competitive, however, the number of competitors has diminished steadily over the years. Other providers currently offer one or more of each of the products or services offered by Muller Media. As a media communications provider in the entertainment industry, Muller Media competes with several dominant providers. Muller media expects that new competitors are likely to enter the entertainment market and attempt to market services similar to Muller Media's products, which would result in greater competition for Muller Media. The ability of Muller Media to compete effectively in the entertainment industry will depend upon its ability to provide high quality film packages at prices generally competitive with, or lower than, those charged by its competitors. Certain of Muller Media's competitors dominate the entertainment industry and have the financial resources to enable them to withstand substantial price competition, which is expected to increase significantly, and there can be no assurance that Muller Media will be able to compete successfully in the future. Moreover, there can be no assurance that certain of Muller Media's competitors will not be better situated to negotiate contracts with independent producers which are more favorable than contracts negotiated by Muller Media.

In addition, there can be no assurance that competition from existing or new competitors or a decrease in the price charged for medium to high film packages by the major distributors or other competitors would not materially adversely affect the Company. Muller Media believes that the principal competitive factors affecting the market for its services are price, quality of service, reliability of service, degree of service integration, ease of use, service features and name recognition. The management of Muller Media believes that they competes effectively in these areas.

In management's opinion, name recognition is the principle element driving purchase decisions. As such, Muller Media typically insists that its independent film producers have a fixed budget for marketing and name recognition.


Employees
---------

As of January 14, 2001, Muller employed eight people, of whom four are executive and administrative personnel. None of our employees are covered by a collective bargaining agreement. Muller considers its employee relations to be good.

Description of Property
-----------------------

The Company leases 2,125 square feet of office space for our executive offices in New York City, New York for $5,863 per month.




                                   Form of          Lease         Monthly
     Location                      Ownership        Expiration    Rent
     --------                      ---------        ----------    -------
Muller Media Offices:

11 East 47th Street, 3rd Floor      Office Lease       2004       $5,863
New York City, New York  10017

----------


The Company does not have any additional facilities, and there are currently no proposed programs for the renovation, improvement or development of the properties currently being leased by the Company.


Legal Proceedings
-----------------

As of the date hereof, Muller Media, Inc. is not a party to any material legal proceedings, and none are known to be contemplated against Muller Media, Inc.


Transfer agent
--------------

The Transfer Agent for the shares of common voting stock of the Company is: Shelley Godfrey, Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240 Las Vegas, NV 89119, (702)-361-3033.

                                 MANAGEMENT

     The following table sets forth certain information regarding the members of our board of directors and its executive officers:


Name                  Age    Position(s) with the Company
----                  ---    ----------------------------
John J Adams           62    Chairman, Chief Executive Officer and
                             Director

Robert Muller          62    Vice Chairman

Daniel Mulholland      59    President, Chief Operating Officer

Clifford Postelnik     57    Vice President, General Counsel, Secretary and
                             Director

Robert Resker          63    Director


John J Adams and Clifford Postelnik were officers of the Muller Media Inc that merged with Business Translation Services Inc. In addition, John J Adams and Clifford Postelnik were officers and directors of DCI Telecommunications, under which The Plan of Merger and Conversion was effectuated. Under the Share Purchase Agreement of November 12, 2001 which governs the transaction between DCI Telecommunications Inc. and Business Translation Services Inc. Mr. Adams and Mr. Postelnik together with Robert Resker were appointed to the Board of Directors of Business Translation Services, Inc. to replace the former Directors who resigned. On November 12, 2001, namely, Kelly Johnson and John Cavanaugh resigned from the Board of Directors.

Officers are elected by the board of directors and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the board of directors. There are no family relationships between any director or executive officer and any other director or executive officer of Muller Media, Inc.

Backgrounds of Company Directors and Executive Officers


John J. Adams, Chairman of the Board and CEO
--------------------------------------------

John J Adams was elected to serve on the board of directors and has served as our Chairman & Chief Executive Officer since November 12, 2001. Prior to joining us, Mr. Adams was the Chairman and CEO of DCI Telecommunications, Inc. From 1999 to 2001 Mr. Adams served as President and CEO of DCI; from 1996 to 1999, Mr. Adams was the Vice President and Chief Marketing Officer of DCI, an international telecommunications company. From 1993 through 1995, Mr. Adams was the President of Validation Services, Inc. and Vice-president of Marketing for R&D Scientific Corporation. Prior experience included the Presidency of Prevent Chemicals and various sales and marketing management positions in the medical manufacturing and distribution field. Mr. Adams also had early career experience in the film production and distribution industry

Robert B. Muller, Vice-Chairman
-------------------------------

Robert B. Muller, is currently Vice-Chairman and had served as President/CEO of Muller Media Inc., since its inception in January 1982, through June 2001.

In 1970, Mr. Muller was instrumental in starting a new television distribution company, Gold Key Entertainment, Inc., at the time, a division of Vidtronics, Co., a wholly owned subsidiary of Technicolor, Inc. (subsequently merged with Four Star Entertainment). Starting out as their National Sales Manager, Mr. Muller worked his way up to Vice President and then to President of the organization, where he remained until starting Muller media in 1982. Under his leadership, Gold Key became one of the leading independent television distribution companies.

He started in the television industry back in 1967 as Regional Sales Manager for Commonwealth United Corporation; at that time, a large theatrical and television production/distribution company.


Daniel E. Mulholland, President and Chief Operating Officer
-----------------------------------------------------------

Daniel E. Mulholland, assumed the Presidency and became Chief Operating Officer in June 2001. He was previously Executive Vice President of Muller Media, Inc., since 1984 and has over 25 years experience in the syndication, broadcasting and advertising industry. He joined Muller Media, Inc. (MMI) in 1984. Previously he had been President of the Delta Television Group.
DTG specialized in the syndication and distribution of feature films and programs to all media worldwide. DTG was also involved in numerous co-ventures with such firms as New York Times Syndication, Silverbach-Lazarus, NCM Entertainment, Limehouse Studios (London) and Alpine Pictures (London).

Mr. Mulholland As a partner in American Television Syndication (1980-1983), was responsible for the production and worldwide distribution of such television series as "An Evening at the Improv," "Lorne Greene's New Wilderness," "The Ed Allen Exercise Show," "The Grand Prix All Star Show," and "Hollywood Teen".

Prior to 1980, Mr. Mulholland's experience included three years with Gold Key Entertainment as Account Executive and National Sales Manager. From 1976-1977 he was with WPIX-TV, New York, as Account Executive with major agency and local advertising sales responsibilities. Mr. Mulholland spent 1968-1976 with John Blair & Co., New York (leading television station representative), as Sales Manager and Account Executive. He also was a Senior Media Buyer and Planner for Ted Bates & Co., New York from 1966-1968.


Clifford S. Postelnik, Vice President, General Counsel and Secretary
--------------------------------------------------------------------

Clifford S. Postelnik has served as our Vice President, General Counsel and Secretary since November 12, 2001 and was elected to serve on the board of directors. Prior to joining us, Mr. Postelnik was the Managing Director of European Operations for Fone.com. From 1997 until 1999, when he joined Fone.com, Mr. Postelnik was the vice president of sales of Edge Communications, Inc., a prepaid phone card issuer. From 1995 until 1997, Mr. Postelnik was a vice president of Accent Communications, Inc., a long distance reseller. Prior to joining Accent, Mr. Postelnik had a 30-year career in bilateral carrier contract negotiations and marketing to the tour and travel industry, airlines and hotels in Europe, Africa and the Far East.


Robert Resker, Director
-----------------------

Robert Resker has served as a director since November 12,2001. Mr Resker is presently the sole proprietor of VKR Services an electronic manufacturers representative firm. Mr.Resker served as Principal and President of K&R Engineering Sales Corp. from 1973 until 1999. Mr Resker has also been active as an elected public official both in Mt. Olive and Allamuchy Townships, NJ.


Involvement in Certain Legal Proceedings
----------------------------------------

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, promoter or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


Compensation of Executive Officers:

                                                                    Long-Term
                                                                   Compensation
                                                                      Awards
                               Annual Compensation       Other      Securities
                                                         Annual     Underlying
Name and Principal Position      Salary($) Bonus($)    Comp.($)     Options(#)
---------------------------     --------- --------    --------      ----------
John J. Adams
Chairman of the Board
and CEO                          125,000     None        None        None

Robert B. Muller
Vice-Chairman                    200,000     None        None        None

Daniel E. Mulholland
President
Chief Operating Officer          226,000     None        None        None

Clifford S. Postelnik
Vice President
General Counsel
Secretary                        125,000     None        None        None

Robert Resker
Director                          None       None        None        None

We do not have any long term compensation plans or stock option plans.


Compensation of Directors
-------------------------

Our directors do not receive any compensation as directors of our Company.


Employment Agreements
---------------------

Employment Contracts and Termination of Employment and Change-in-Control Arrangements. (See Exhibits 10.1, 10.2, 10.3, and 10.4 entitled "Employment Agreements," incorporated herewith by reference.)

When we completed the Plan of Merger and Conversion with Muller Media Inc., on November 12, 2001, John J Adams became the Chairman and Chief executive Officer of Business Translation Services Inc, which subsequently changed its
Name to Muller Media, Inc.   Mr. Adam's has a five year evergreen employment
agreement whereupon he would be paid an annual salary of $125,000.
(See Exhibit 10.1 "Employment Agreement," incorporated herewith by reference.)

In addition, Clifford S Postelnik upon completion of the Plan of Merger and Conversion became Vice President , General Counsel and Secretary of Business Translation Inc. Mr Postelnik has a five year evergreen employment agreement whereupon he would be paid an annual salary of $125,000. (See Exhibit 10.2 "Employment Agreement," incorporated herewith by reference.)

Mr. Muller has an existing employment agreement renewable on a year to year basis to be paid an annual salary of $200,000.

Mr. Mulholland also has an existing employment agreement for a three year period beginning June 9, 2001 to be paid an annual salary of $226,000.
(See Exhibit 10.3 "Employment Agreement," incorporated herewith by reference.)

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

             The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock.

                               Number of Shares of
                               Common Stock                   Percent of
                               Beneficially                   Outstanding
                               Owned or Right       Right to  Shares of
Name(1)                        to Direct Vote (1)   Acquire   Class
-------                        ------------------   --------  -----------
John J. Adams(1)               See note below
Robert B. Muller(2)                  0                            0.0%
Daniel E. Mulholland(3)              0                            0.0%
Clifford S. Postelnik(4)       See note below
Robert Resker(5)                     0                            0.0%
DCI Tele-
   communications, Inc.(6)     10,000,000     See note below(9)  73.6%
Virtual Funds, Inc.(7)          2,027,000     1,200,000(10)      14.2%
--------------------------     ----------------------------------------


The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which such person or entity has the right to acquire. The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such person of beneficial ownership of such shares. The information is based upon information furnished by the persons listed.

(1) John J. Adams, 11 East 47th Street, Third Floor, New York, New York 10017. Mr. Adams owns 250,000 shares of common stock of DCI Telecommunications, which now owns 10,000,000 shares of our common stock.

(2)  Robert B. Muller, 11 East 47th Street, Third Floor, New York, New York
10017.

(3) Daniel E. Mulholland, 11 East 47th Street, Third Floor, New York, New York 10017.

(4) Clifford S. Postelnik, 11 East 47th Street, Third Floor, New York, New York 10017. Mr. Postelnik owns 200,000 shares of common stock of DCI which now owns 10,000,000 common shares of our capital stock.

(5)  Robert Resker, 11 East 47th Street, Third Floor, New York, New York
10017.

(6) The address of DCI Telecommunications, Inc. is 488 Schooley's Mountain Road, New Jersey 07840.

(7) The address of the Virtual Funds Inc., is 6462 City West Parkway, Suite 175, Eden Prairie, Minnesota 55344.

(8) On November 12, 2001, DCI Telecommunication purchased 10,000,000 shares of Business Translation Services common stock, accounting for 82% of Business Translation Services' issued and outstanding stock after the sale. As part of the cost of the merger, the Company also issued an aggregate of 2,300,000 common stock purchase warrants, 1,200,000 warrants have an exercise price of $0.125 and the remaining 1,100,000 warrants have an exercise price of
$0.025.   All of the warrants are exercisable through November 12, 2006.

(9) On November 12, 2001, the Virtual Fund acquired beneficial ownership of 2,075,000 additional shares of the Issuer's common stock in a privately negotiated transaction as follows: Virtual Fund made a $300,000 loan to the Issuer pursuant to a Convertible Promissory Note. At the initial conversion price of $0.50 per share, the Note is convertible into 600,000 shares of Common Stock. In connection with this loan, the Virtual Fund received an additional 275,000 shares of Common Stock and a warrant to purchase 1,200,000 shares of Common Stock at a price per share of $0.125. Therefore, Virtual Fund beneficially owns 3,827,000 shares of Common Stock of the Issuer, constituting approximately 25.6% of the outstanding Common Stock of the Issuer, based on 13,575,750 shares outstanding after completion of the transactions. The shares beneficially owned by the Reporting Person include (i) 2,027,000 shares that are currently outstanding, (ii) 600,000 shares that could be acquired by Virtual Fund upon conversion of a promissory note, and (iii) 1,200,000 shares that could be acquired by the Reporting Person upon exercise of common stock purchase warrants.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through a Board Resolution, the Company hired the professional services of Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants, to perform audited financials for the Company. Merdinger, Fruchter, Rosen & Corso, P.C., owns no stock in the Company. The company has no formal contracts with its accountant, they are paid on a fee for service basis.

John J Adams, our Chief Executive Officer, Chairman and director, was formerly a director of Muller Media Inc., and the Chairman and Chief executive Officer of DCI, from whom we merged with Muller Media Inc.. Mr. Adams owns 250,000 shares of common stock of DCI, which now owns 10,000,000 shares of our common stock.

Clifford S. Postelnik, our Secretary and General Counsel was formerly a Director of Muller Media Inc. prior to the merger as well as Secretary and General Counsel of DCI Telecommunications, Inc. Mr. Postelnik owns 200,000 shares of common stock of DCI which now owns 10,000,000 common shares of our capital stock.

As consideration for the merger of Muller Media, Inc., we issued 10,000,000 shares of our common stock to DCI, the former parent of Muller Media Inc. Consequently, DCI now owns approximately 73.6% of our outstanding shares of common stock. We also assumed certain liabilities of DCI in the Merger of Muller Media Inc.

The Company has no official policy regarding material transactions between its directors and officers. The Company generally seeks to have any such transaction approved or ratified by a majority of our directors who lack a personal interest in the matter. Since the Company has only three directors, that approval or ratification is not always available.

                           SELLING SECURITY HOLDERS

      We are registering for offer and sale by the holders thereof 12,632,500 shares of common stock held by certain security holders which includes 12,632,500 shares of common stock for sale by three of our shareholders identified in this prospectus.

      The selling security holders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors"

       All of the selling security holders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

Based on information provided to us by the selling security holders, the following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling security holder and by all selling security holders as a group.




                      Number of     Number of Shares  Percent of Stock Owned
                      Shares of     of Common Stock   ----------------------
Name and Address      Common Stock  Registered         Prior to     After
of Beneficial Owner   Owned         For Sale(1)       Offering(1) Offering(2)
-----------------------------------------------------------------------------
DCI Tele-
   communications, Inc.      10,000,000    10,000,000     73.6%       75.8%
488 Schooley's Mountain Rd.
Hackettstown, NJ  07840.

Virtual Funds,Inc.            1,925,000     1,932,500     14.2%       14.7%
6462 City West Parkway,
Suite 175
Eden Prairie, MN  55344.

Richard Bedard                   10,000        10,000      (*)          (*)
10258 Country Club Alcove
Woodbury, MN 55435

Equity Securities
    Investments Inc.             80,000        80,000      (*)          (*)
Golden Hills Office Center
701 Xenia Ave South #130
Golden Valley, MN 55416

Thomas D Krosschell             155,000       155,000      1.1%        1.2%
8911 Victoria Drive
Eden Prarie, MN 55347

Stephen C. Roberts              155,000       155,000      1.1%        1.2%
5418 Mayview Road
Minnetonka, MN 55345

Laurence S Zipkin               100,000       100,000      (*)         (*)
701 Xenia Ave South #130
Golden Valley, MN 55416

David Zipkin                    200,000       200,000      1.5%        1.5%
14805 39th Ave, North
Plymouth. MN 55446

----------------------------------------------------------------------------
Totals:                      12,632,500    12,632,500      91.5%      91.5%

* Represents less than 1% of our outstanding shares of common stock


(1) Such figure is based upon 13,575,750 shares of common stock outstanding as of the date of this prospectus.
(2) Such figure assumes the sale of all of the shares offered by the selling security holders.

We will not receive any proceeds, from the sale of any shares by the selling Security holders, with the exception of some shares to be sold by DCI Communications, Inc. that will be used to repay $877,259 in advances received from Muller Media. We are bearing all expenses in connection with the registration of the selling security holder's shares offered by this prospectus.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling security holder's shares offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, we have committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.


                             PLAN OF DISTRIBUTION

Sale of the Selling Security holder Shares

In this section of the prospectus, the term "selling security holder" means and includes: (1) the persons identified in the tables above as the selling security holders and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The common stock offered by this prospectus may be sold from time to time directly by the selling security holders. Alternatively, the selling security holders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The selling security holders as of the date of this prospectus have advised us that at that time there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling security holders may be effected in one or more transactions that may take place on the OTC Electronic Bulletin Board (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling security holders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Electronic Bulletin Board; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of the common stock.

The selling security holders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

Although the common stock covered by this prospectus are not currently being underwritten, the selling security holders or their underwriters, brokers, dealers or other agents or other intermediaries that may participate with the selling security holders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling security holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling security holders.

In order to comply with certain state securities laws, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

All costs, expenses and fees in connection with the registration of the common stock offered hereby will be borne by us. However, any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common stock will be borne by the selling security holders.

                        DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue 20,000,000 shares of common stock with $.001 par value. The holders of our common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon liquidation, dissolution, or winding up of the company, the holders of the common stock are entitled to receive the net assets held by the company after distributions to the creditors. The holders of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of our common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

As of March 31, 2002, we currently have 13,575,750 shares of our common stock outstanding.

Preferred Stock

Our Board of Directors has the authority to cause us to issue without any further vote or action by the stockholders, up to 5,000,000 shares of preferred stock, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control. No preferred stock is outstanding as of the date hereof.


Additional Information Describing Securities
--------------------------------------------

Reference is made to our Certificate of Incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to the registration statement on Form SB-2. Reference is also made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.


Reports to Shareholders
-----------------------

We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we deem appropriate.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Article Seven of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for obligations, suits of any kind including, but not limited to, malpractice, class actions, discrimination, personal injury, anti-trust, liens, acts or judgments of the corporation, or any other liability which may be construed to be contained within the scope of the laws and statutes of the State of Nevada which pertain to director liability. This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections
78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.



                      WHERE CAN YOU FIND MORE INFORMATION?
                      ------------------------------------

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.

                                LEGAL MATTERS


The legality of the common stock included in this prospectus has been passed upon for us by Thomas C. Cook, Esq., Thomas C. Cook & Associates, Ltd. 4955 South Durango, Suite 214, Las Vegas, Nevada 89113, but purchasers of such common stock should not rely on Thomas C. Cook, Esq. with respect to any other matters. Thomas C. Cook owns none of our common stock and is a not a selling security holder.



                                  EXPERTS

The financial statements as of December 31, 2001 appearing in this prospectus and registration statement have been audited by Merdinger, Fruchter, Rosen and Corso, P.C., independent certified accountants, and the financial statements as of March 31, 2001 have been audited by Feldman Sherb and Co., P.C., as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               MULLER MEDIA, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2001


                                  CONTENTS



INDEPENDENT AUDITORS' REPORT                             F-1


BALANCE SHEET                                            F-2


INCOME STATEMENT                                         F-3


STATEMENT OF COMPREHENSIVE INCOME                        F-4


STATEMENT OF STOCKHOLDERS' EQUITY                        F-5


STATEMENT OF CASH FLOWS                                  F-6


NOTES TO FINANCIAL STATEMENTS                            F-7-16


                          INDEPENDENT AUDITORS' REPORT



TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
MULLER MEDIA, INC.

We have audited the accompanying balance sheet of MULLER MEDIA, INC. as of December 31, 2001, and the related statements of income, stockholders' equity and cash flows for the nine months then ended. These financial
statements  are the responsibility of  the  Company's  management.   Our
responsibility is to express an opinion on these financial statements based on our audit.

We  conducted our audit in accordance with auditing standards generally
accepted in the  United  States  of  America.   Those  standards require that
we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as
evaluating the overall financial  statement  presentation.   We  believe  that
our  audit  provides  a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MULLER MEDIA, INC. as of December 31, 2001, and the results of their operations and cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.



                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants

New York, New York
February 22, 2002

                                MULLER MEDIA, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001


BALANCE SHEET


     ASSETS
Current assets
  Cash and cash equivalents                                        $    952,906
  Accounts receivable, net of allowance for
   doubtful accounts of $52,582                                       1,925,678
  Securities available for sale                                          38,934
  Prepaid expenses                                                       27,723
                                                                   ------------
     Total current assets                                             2,945,241

Property and equipment, less accumulated
  depreciation and amortization of $107,575                               2,038

Accounts receivable, non-current                                        497,621
Deferred charges - payments to producers                                197,681
Deferred tax asset                                                       14,633
Advances to parent company                                              877,259
Goodwill, less accumulated amortization of $290,556                   1,343,880
Deposit                                                                   7,500
                                                                   ------------
   TOTAL ASSETS                                                    $  5,885,853
                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and accrued expenses                             $     60,420
 Accrued income taxes                                                   313,633
 Due to producers                                                       192,055
 Deferred revenue, current portion                                    1,521,531
 Convertible note                                                       300,000
                                                                   ------------
   Total current liabilities                                          2,387,639
                                                                   ------------
Deferred revenue, less current portion                                  734,925
  Total liabilities                                                   3,122,564
                                                                   ------------
Commitments and contingencies                                                 -

Stockholders' equity
  Preferred stock, $.001 par value; 5,000,000 shares
    authorized, no shares issued and outstanding                              -
  Common stock, $.001 par value; 20,000,000 shares
    authorized; 13,175,750 issued and outstanding                        13,176
  Additional paid-in capital                                          1,804,710
  Retained earnings                                                     955,539
  Unrealized loss on marketable securities                             (10,136)
                                                                   ------------
    Total stockholders' equity                                        2,763,289
                                                                   ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $   5,885,853
                                                                  =============

The accompanying notes are an integral part of these financial statements.

                                 MULLER MEDIA, INC.
                                  INCOME STATEMENT
                 FOR THE NINE MONTHS ENDED DECEMBER 31, 2001


INCOME STATEMENT



Revenue                                                       $  4,216,278

Cost of revenue - producers' fees                                2,822,886
                                                              ------------
Net revenue                                                      1,393,392
                                                              ------------
Operating expenses
  Selling, general and administrative                              698,137
  Depreciation and amortization                                     61,521
  Bad debt                                                         214,096
                                                              ------------
    Total operating expenses                                       973,754
                                                              ------------
Income from operations                                             419,638

Other income (expenses)
  Interest income                                                  229,067
  Interest expense                                                 (4,028)
  Financing expense                                              (300,000)
                                                              ------------
    Total other income (expenses)                                 (74,961)
                                                              ------------
Income before income taxes                                         344,677
Income tax expense                                                (299,000)
                                                              ------------
Net income                                                    $     45,677
                                                              ============
Net income per common share
  Basic                                                       $          -
                                                              ============
  Diluted                                                     $          -
                                                              ============
Weighted average common shares
  Basic                                                        12,374,477
                                                              ============
  Diluted                                                      14,796,438
                                                              ============








The accompanying notes are an integral part of these financial statements.

                           MULLER MEDIA, INC.
                    STATEMENT OF COMPREHENSIVE INCOME
               FOR THE NINE MONTHS ENDED DECEMBER 31, 2001


STATEMENT OF COMPREHENSIVE INCOME



COMPREHENSIVE INCOME
Net income                                                           $   45,677

Net unrealized gain on available for sale securities                        546
                                                                    -----------
Comprehensive income                                                 $   46,223
                                                                     ==========
































The accompanying notes are an integral part of these financial statements.

                              MULLER MEDIA, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY





STATEMENT OF STOCKHOLDERS' EQUITY

                                                           Net
                                                        Unrealized
                                                          Gain
                 Common Stock   Additional              (Loss) on    Total
                 --------------  Paid-in    Retained   Marketable Stockholders'
                 Shares  Amount  Capital    Earnings   Securities   Equity
                 ------- ------ ------------ --------- ----------- ------------
Balance at
Apr 1, 2001    10,000,000  $10,000 $1,625,436 $ 909,862 $ (10,682) $2,534,616

Issuance of
stock upon
merger          2,200,750    2,201     (2,201)        -         -           -

Issuance of
stock for
services
rendered and
the issuance
of a note
in connection
with the merger  975,000      975        (975)        -        -            -

Cost incurred
in connection
with merger            -        -    (117,550)        -        -     (117,550)

Beneficial
conversion
feature on
convertible note       -       -      300,000         -        -       300,000

Unrealized
gain on
securities
available
for sale               -       -            -          -     546           546

Net income             -       -            -     45,677       -        45,677
              ----------  -------  ----------  ---------  ------    ----------
Balance at
Dec 31, 2001  13,175,750  $13,176  $1,804,710  $955,539   (10,136)  $2,763,289
              ==========  =======  ==========  ========   ========  ==========


The accompanying notes are an integral part of these financial statements.

                                MULLER MEDIA, INC.
                              STATEMENT OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED DECEMBER 31, 2001


STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $     45,677
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Amortization                                                         61,521
    Bad debt expense                                                     52,582
    Imputed Interest on convertible note                                300,000
  (Increase) decrease in assets:
    Accounts receivable                                               1,746,940
    Prepaid expenses                                                (   27,723)
    Deferred charges                                                    852,319
    Deferred taxes                                                  (   14,633)
    Deposits                                                              2,800
  Increase (decrease) in liabilities:
    Accounts payable and accrued expenses                                25,784
    Due to producers                                                    192,055
    Accrued income taxes                                                313,633
    Deferred revenue                                                (3,494,238)
                                                                  -------------
Net cash provided by operating activities                                56,717
                                                                  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in property and equipment                              (      2,268)
  Advances to affiliated company                                  (    648,908)
                                                                  -------------
Net cash used in investing activities                             (    651,176)
                                                                  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of convertible note                                          300,000
  Issuance of common stock                                        (    117,550)
                                                                  -------------
Net cash provided by financing activities                               182,450
                                                                   ------------
-NET DECREASE IN CASH                                              (   412,009)

CASH AND CASH EQUIVALENTS - BEGINNING PERIOD                          1,364,915
                                                                  -------------
CASH AND CASH EQUIVALENTS - ENDING PERIOD                          $    952,906
                                                                   ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the nine months ended for -
    Interest paid                                                  $          -
                                                                   ============
   Income taxes paid                                               $          -
                                                                   ============



The accompanying notes are an integral part of these financial statements.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Organization
           ------------
           Muller Media, Inc. was originally incorporated on February 1, 1982 in New York and subsequently, on June 9, 1998, became a wholly owned subsidiary of DCI Telecommunications, Inc. ("DCI") pursuant to a stock purchase agreement, through which DCI acquired 100% of the outstanding stock of the Company in exchange for 1,200,000 shares of common stock of DCI.

           Pursuant to the Agreement and Plan of Merger by and among Muller Media, Inc. (the "Company" or "Muller"), Business Translation Services, Inc. (the "Seller" or "BTS") and DCI Telecommunications, Inc. (the "Purchaser" or "DCI"), dated November 12, 2001 and the Share Purchase Agreement between the Purchaser and the Seller dated November 12, 2001, DCI purchased 10,000,000 shares ("Selling Shares"), of BTS common stock, accounting for 82% of BTS' issued and outstanding stock after the sale. As part of the cost of the merger, the Company also issued an aggregate of 2,300,000 common stock purchase warrants, 1,200,000 warrants have an exercise price of $0.125 and the remaining 1,100,000 warrants have an exercise price of $0.025. All of the warrants are exercisable through November 12, 2006. Immediately after the execution and delivery of the agreement, DCI caused Muller to merge with and into BTS. As a result of this transaction, DCI acquired and exercised control over a majority of the BTS' shares. Accordingly, for accounting purposes, the transaction has been treated as recapitalization of
           Muller, and, therefore, the financial statements represent a continuation of the accounting acquirer, Muller, not BTS, the legal acquirer:

           i) Muller is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book value.

           ii) Control of the net assets and business of BTS was acquired effective November 12, 2001 (the "Effective Date"). BTS had no significant operations prior to the acquisition. At the Effective Date, BTS had net assets of approximately $80.

           Effective with the merger, the Company changed its fiscal year end to December 31.

           Nature of Operations
           --------------------
           The Company packages motion pictures and other entertainment events and distributes them to the television and cable industry.

           Use of Estimates
           ----------------
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Revenue Recognition
           -------------------
           In accordance with SOP 00-2, revenue from the distribution of motion pictures and other entertainment events is recorded when the material is available for telecasting by the licensee and when other conditions are met.

           License agreements for the telecast of motion pictures and other entertainment events are routinely entered into in advance of their available date for telecast. Cash received in connection with such contractual rights for which revenue is not yet recognizable is classified as deferred revenue. Because deferred revenue generally relates to contracts for the licensing of motion pictures and other entertainment events which have already been produced, the recognition of revenue for such completed products is principally only dependent upon the commencement of the availability period for telecast under the terms of the related licensing agreement. The Company has executed license agreements totaling approximately $2,844,000, whose license periods will begin after December 31, 2001.

           The Company routinely advances participations to producers of motion pictures and entertainment events. According to SOP 00-2, these costs are charged to operations over their estimated revenue streams.

           Cash and Cash Equivalents
           -------------------------
           The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

           Concentration of Credit Risk
           ----------------------------
           The Company  places its cash in what it believes to be credit-worthy
           financial institutions.   However,  cash  balances  may  exceed FDIC
           insured levels at various times during the year.

           Contracts Receivable
           -------------------
           For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and, if required, maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current contracts
           receivable.   Uncollectible  accounts  are  written off against  the
           allowance accounts when deemed uncollectible.

           Property and Equipment
           ----------------------
           Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Property and Equipment (continued)
           ----------------------------------
           Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.

           Fair Value of Financial Instruments
           -----------------------------------
           The Company's financial instruments consist of cash, accounts receivable, marketable securities, deferred charges, advances to former parent, accounts payable, deferred revenue, deferred income taxes and convertible note. The carrying amounts of cash, accounts receivable, accounts payable, deferred revenue, deferred income taxes and convertible note approximate fair value due to the highly liquid nature of these short-term instruments at December 31, 2001.

           Long-Lived Assets
           -----------------
           Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

           Goodwill
           --------
           Goodwill is being amortized to operations over 20 years. Should events or circumstances occur subsequent to the acquisition of a business which bring into question the realizable value or impairment of the related goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular assets as measured by undiscounted current and expected future operating income of that specified groups of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related goodwill exceeds the fair value of that goodwill as determined by valuation techniques available in the circumstances.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Income Taxes
           ------------
           Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

           Advertising Costs
           -----------------
           Advertising costs are charged to operations when incurred and are included in selling, general and administrative expenses. For the nine months ended December 31, 2001, advertising cost were immaterial.

           Earnings Per Share
           ------------------
           SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

           The computation of basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

           Investment in Equity Securities
           -------------------------------
           The Company accounts for its investments in equity securities under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This standard provides that available-for-sale investments in securities that have readily determinable fair values be measured at fair value in the balance sheet and that unrealized holding gains and losses for these investments be reported in a separate component of stockholders' equity until realized.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           New Accounting Pronouncements
           -----------------------------
           In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

           SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 142 effective January 1, 2002, will result in the elimination of approximately $82,000 of annual amortization. The Company does not expect to recognize any impaired goodwill as of January 1, 2002.

           In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

           In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 2 -   MARKETABLE SECURITIES

           At December 31, 2001, marketable securities classified as available-for-sale are comprised as follows:

           Common stock
              Market securities, at cost        $      49,070
              Fair value at December 31, 2001          38,934
                                                -------------
              Unrealized loss                   $     (10,136)
                                                ==============

NOTE 3 -   ADVANCES TO AFFILIATED COMPANY

           Advances to former affiliated company consist of the following:

              Advances                            $ 1,378,216
              Tax credit due to affiliated company   (490,957)
                                                  -----------
                                                  $   887,259
                                                  ===========

NOTE 4 -   PROPERTY AND EQUIPMENT

           Property and equipment consist of the following:
                                                                 December 31,
                                                                      2001
                                                               ---------------
           Furniture, fixtures and equipment                   $      78,722
           Auto                                                       30,891
                                                               -------------
                                                                     109,613
           Less:  accumulated depreciation                           107,575
                                                               -------------
           Fixed assets - net                                  $       2,038
                                                               =============
           Depreciation expense recorded in
            the statement of operations                        $         230
                                                               =============

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 5 -   GOODWILL

           Goodwill                                               $1,634,436
           Less: Accumulated amortization                            290,556
                                                                  -----------
                                                                  $1,343,880
                                                                  ==========

           The goodwill arises from the acquisition of Muller Media, Inc. by DCI, the former parent company of Muller Media, Inc.

           The acquisition was accounted for as a purchase, effective June 9, 1998, upon the last payment by DCI. Cost in access of net assets acquired was recorded on Muller's books at $1,634,436 and is being amortized over 20 years.

           Amortization expense for the nine months ended December 31, 2001 was $61,291.

NOTE 6 -   CONVERTIBLE NOTE

           In connection with the merger with and into BTS, the Company issued a $300,000 convertible note for cash proceeds equal to the face amount. The note bears interest at 10% per year and is payable in three installments with interest, $75,000 on April 20, 2002, $100,000 on July 31, 2002 and $125,000 on October 31, 2002. The
           note is convertible, at any time, at the option of the holder. The conversion price is $0.50 per share, subject to adjustment for stock splits, stock dividends, recapitalization, etc. If the Company defaults in the payment of principal or interest when due, and such default is not cured within five calendar days following notice, then the Company shall issue to the holder, within five calendar days after demand, two million shares of Common Stock of the Company and the conversion price will be reduced by 50%.

           The holder must convert the payments due April 30, 2002 and July 31, 2002 into shares of common stock of the Company at the conversion price then in effect provided the holder has, prior to April 30, 2002, sold shares of the Company's common stock to net at least $250,000, and provided further that at the date of such conversion the Company is not in default of any of the terms and conditions of this Note or of any security agreement or other agreement executed in connection with the Note. The exercise of any warrants of other convertible instruments will not of itself contribute in any way to the net $250,000 referenced above, but any subsequent sale of common shares obtained as a result of such conversion or exercise will be applied towards the $250,000.

           The Company has attributed $300,000 to the beneficial conversion feature of the note and this amount has been reported as financing expense in the income statement.

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 7 -   DEFINED BENEFIT PLAN

           The Company's defined benefit plan was terminated, effective November 30, 2001 and the plan assets were distributed to the participants as of December 31, 2001. There were no contributions due for the 9 months ended December 31, 2001.

NOTE 8 -   COMMITMENTS AND CONTINGENCIES

           Operating Leases
           ----------------
           The Company leases office space and has 2 non-cancelable operating lease that expire on November 30, 2002 and June 30, 2004, respectively. Minimum future lease commitments under these leases are as follows:

                 Year                   Amount
                 1                      $76,510
                 2                       72,762
                 3                       36,918

           Employment Agreements
           ---------------------
           The Company has entered into employment agreements as follows:
           {circle} Two five-year agreements, each providing for an annual salary of $125,000, expiring November 2006.

           {circle}A three-year agreement, providing for an annual salary of $226,000, expiring June 2004.

           {circle}A renewable one-year agreement providing for an annual salary of $200,000.

NOTE 9 -  CAPITAL STOCK

      a) The Company is authorized to issue 5,000,000 shares of $.001 par value Preferred Stock, none of which were outstanding at December 31, 2001.

      b) On November 12, 2001, BTS issued 10,000,000 shares of $.001 par value common stock for all the shares of Muller. Before the transaction, there were 2,200,750 shares of BTS outstanding. After the transaction, the ownership of BTS was as follows:

                                                  Shares       Percent
                                               ----------      -------
           Original shareholders                2,200,750         18%
           Former owner of Muller              10,000,000         82%
                                               ----------        ----
                                               12,200,750        100%
                                               ==========        ====
                                      F-14

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 9 -  CAPITAL STOCK (Continued)

           Because the parent of Muller obtained control of BTS, the transaction would normally be considered a purchase by Muller. However, since BTS is not a business, the transaction is accounted for as a recapitalization of Muller and the issuance of stock by Muller (represented by the outstanding shares of BTS) for the assets and liabilities of BTS. The value of the net assets is the same as their historical book value.

      c) On November 12, 2001, the Company issued 975,000 shares of $0.001 par value common stock in consideration for services rendered in connection with the merger. These shares have been valued at this fair value of $117,550 and recorded as a cost of the merger and charged to additional paid-in capital.

NOTE 10 -  WARRANTS

           As part of the cost of the merger described in Note 1, the Company also issued an aggregate of 2,300,000 common stock purchase warrants, 1,200,000 warrants have an exercise price of $0.125 and the remaining 1,100,000 warrants have an exercise price of $0.025. All of the warrants are exercisable through November 12, 2006.


NOTE 11 -  INTEREST INCOME

           Interest income consists of the following:

               Discount earned on contracts receivable       $ 204,533
               Interest income from investments                 24,534
                                                             ---------
                                                             $ 229,067
                                                             =========

NOTE 12 -  INCOME TAXES

           The components of the provision for income taxes are as follows at December 31, 2001:

           Current tax expense
              U.S. Federal                         $      193,747
              State and local                             119,886
                                                   --------------
                 Total current                            313,633
                                                   ==============

           Deferred tax expense
              U.S. Federal                                  9,039
              State and local                               5,594
                                                   --------------
                 Total deferred                            14,633
                                                   --------------
           Total tax provision                     $      299,000
                                                   ==============


           A reconciliation between the federal statutory tax rate and the effective income tax rate is as follows:

              Statutory federal income tax rate                    34.0%
              Non-deductible expenses                              41.7
              State and local income taxes, net of federal taxes   10.9
                                                                   -----
                 Effective income tax rate                         86.6%

                              MULLER MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001



NOTE 13 -  SUBSEQUENT EVENTS

           In February 2002, the Company entered into three consulting agreements for legal, general corporate and management, strategic planning and marketing consulting. The Company issued 400,000 shares of its $.001 par common stock in total for these services.






                                        F-16



-------------------------------------------------------------------------------


                              MULLER MEDIA, INC.
                        (A Wholly Owned Subsidiary of
                         DCI Telecommunications, Inc.)

                              REPORT ON AUDIT OF
                             FINANCIAL STATEMENTS

                      YEAR ENDED MARCH 31, 2001 AND 2000



CONTENTS

              CONTENTS                                     PAGE
              --------                                     ----


Independent Auditors' Report                               F-1
Financial Statements:
    Balance sheets                                         F-2
    Statements of Operations                               F-3
    Statement of Stockholder's Equity                      F-4
    Statements of Cash Flows                               F-5
    Notes to Financial Statements                          F-6-9

Feldman Sherb and Co., P.C.
----------------------------
Certified Public Accountants
805 Third Avenue
New York, NY 10022.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Muller Media, Inc.

We have audited the accompanying balance sheets of Muller Media, Inc (A Wholly Owned Subsidiary of DCI Telecommunications, Inc.) as of March 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts
and disclosures in the  financial  statements.   An  audit also includes
assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Muller Media, Inc. as of March 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended March 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.


                                           Feldman Sherb and Co., P.C.
                                           Certified Public Accountants
New York, New York
November 30, 2001

                                 MULLER MEDIA, INC.
                                 ------------------
            (A Wholly Owned Subsidiary of DCI Telecommunications, Inc.)
            -----------------------------------------------------------

                                   BALANCE SHEETS
                                   --------------


BALANCE SHEETS

                                       ASSETS
                                       ------

                                                           MARCH 31,
                                                  ---------------------------
                                                      2001           2000
                                                  ------------   ------------
CURRENT ASSETS:
   Cash                                           $  1,364,915   $  1,085,940
   Marketable securities                                38,388         34,650
   Accounts receivable                               2,897,685      2,279,210
   Due from parent                                     228,351         15,900
   Prepaid expenses                                  1,050,000              0
                                                  ------------   ------------
      TOTAL CURRENT ASSETS                           5,579,339      3,415,700

FURNITURE AND EQUIPMENT, net                                 0          5,307

ACCOUNTS RECEIVABLE - LONG TERM                      1,325,136        849,310

GOODWILL                                             1,405,171      1,486,891

DEPOSITS                                                10,300         10,300
                                                  ------------   ------------
                                                  $  8,319,946   $  5,767,508
                                                  ============   ============

                   LIABILITIES AND STOCKHOLDER'S EQUITY
                   ------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses          $     34,636   $    579,521
   Participations payable - current                          0      1,324,693
   Deferred revenue                                  5,750,694        107,216
                                                  ------------   ------------
      TOTAL CURRENT LIABILITIES                      5,785,330      2,011,430

PARTICIPATIONS PAYABLE - LONG TERM                           0        465,434

STOCKHOLDER'S EQUITY:
   Capital stock, no par value; authorized
      100 shares; issued and outstanding
      100 shares                                         1,000          1,000
   Additional paid-in capital                        1,634,436      1,634,436
   Retained earnings                                   899,180      1,655,208
                                                  ------------   ------------
      TOTAL STOCKHOLDER'S EQUITY                     2,534,616      3,290,644
                                                  ------------   ------------
                                                  $  8,319,946   $  5,767,508
                                                  ============   ============


                        See notes to financial statements

                               MULLER MEDIA, INC.
                               ------------------
          (A Wholly Owned Subsidiary of DCI Telecommunications, Inc.)
          -----------------------------------------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------


STATEMENT OF OPERATIONS

                                                         For the Year Ended
                                                              March 31,
                                                      -----------------------
                                                         2001         2000
                                                      ----------   ----------
Net sales                                             $1,375,085   $2,742,245

Cost of sales                                          1,005,392    1,649,739
                                                      ----------   ----------

Gross profit                                             369,693    1,092,506

Operating expenses:
  Selling, general and administrative                    347,651      397,228
  Salaries and compensation                              769,701      632,458
  Professional and consulting fees                        20,523       59,000
  Depreciation and amortization                           87,026       90,268
                                                      ----------   ----------
                                                       1,224,901    1,178,954

Net loss from operations                                -855,208      -86,448

Interest income                                          454,241      324,701
                                                      ----------   ----------
Income (loss) before income taxes and
  cumulative effect of change in accounting principle   -400,967      238,253
                                                      ----------   ----------

Benefit (provision) for income taxes                      93,000     -135,000

Cumulative effect of change in accounting principle     -448,061            0
                                                      ----------   ----------

Net income (loss)                                     $ -756,028   $  103,253
                                                      ==========   ==========


                                 MULLER MEDIA, INC.
                                 ------------------
            (A Wholly Owned Subsidiary of DCI Telecommunications, Inc.)
            -----------------------------------------------------------

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                  --------------------------------------------



STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                        Additional                 Total
                               Capital   Paid-In      Retained  Stockholders'
                                Stock    Capital      Earnings     Equity
                               -------- ----------  ----------- -------------
BALANCE AT APRIL 1, 2000       $  1,000  1,634,436  $ 1,551,955 $   3,187,391

   Net income                         0          0      103,253       103,253
                               -------- ----------  ----------- -------------

BALANCE AT MARCH 31, 2000         1,000  1,634,436    1,655,208     3,290,644

   Net loss                           0          0     -756,028      -756,028
                               -------- ----------  ----------- -------------

BALANCE AT MARCH 31, 2001      $  1,000  1,634,436  $   899,180 $   2,534,616
                               ======== ==========  =========== =============


                                 MULLER MEDIA, INC.
                                 ------------------
            (A Wholly Owned Subsidiary of DCI Telecommunications, Inc.)
            -----------------------------------------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------


STATEMENT OF CASH FLOWS

                                                         For the Year Ended
                                                              March 31,
                                                      -----------------------
                                                         2001         2000
                                                      ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                   $ -756,028   $  103,253
                                                      ----------   ----------
  Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating activities:
    Depreciation and amortization                         87,026       90,268

Changes in operating assets and liabilities:
    Accounts receivable                               -1,094,301      567,170
    Prepaid expenses                                  -1,050,000       58,769
    Due from parent                                     -212,451     -233,778
    Accounts payable                                    -544,884       14,036
    Participations' payable                           -1,790,127     -928,011
    Deferred revenue                                   5,643,478       77,216
                                                      ----------   ----------
        Total adjustments                              1,038,741     -354,330
                                                      ----------   ----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      282,713     -251,077
                                                      ----------   ----------

CASH FLOW FROM INVESTING ACTIVITIES
    Marketable securities                                 -3,738        8,140
                                                      ----------   ----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES       -3,738        8,140
                                                      ----------   ----------

NET INCREASE (DECREASE) IN CASH                          278,975     -242,937

CASH AT BEGINNING OF YEAR                              1,085,940    1,328,877
                                                      ----------   ----------

CASH AT END OF YEAR                                   $1,364,915   $1,085,940
                                                      ==========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Income taxes paid                               $   20,025   $   45,215
                                                      ==========   ==========


                              MULLER MEDIA, INC.
                              ------------------
                        (A Wholly Owned Subsidiary of
                         DCI Telecommunications, Inc.)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 2001 AND 2000
                      -----------------------------------

1.    ORGANIZATION
      ------------

      Muller Media, Inc. a New York Corporation ("Muller" or the "Company") is a distributor of syndicated programming and motion pictures to the television and cable industry. Muller was acquired by DCI Telecommunications, Inc. ("DCI") on November 26, 1996 in a stock purchase agreement to for 100% of the Company's outstanding common stock for 1,200,000 shares of DCI common stock. The DCI stock was valued at $2.50 per share or $3,000,000. Per the agreement Muller exercised its option to put the stock back to the Company for $3,000,000. The Company repurchased the shares in March and June 1998. Goodwill of $1,634,436 was recognized in this transaction. Accumulated amortization as of March 31, 2001 was $229,265.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

            A.  Revenue  Recognition - Revenue from the distribution of  motion
                --------------------
      pictures and other entertainment events is recognized upon commencement of the station's licensing period. Muller has executed license agreements totaling approximately $1,283,000 whose license period begins after March 31, 2001. The related expense is recorded as the revenue is recognized. In addition Muller advances funds to producers of motion pictures and entertainment events. These advances are charged to operations by amortizing them over their estimated revenue streams. Interest income is imputed on revenues earned over periods in excess of one year.

            B. Allowance for Bad debts - The Company  writes off all bad debts.
               -----------------------
      Accounts  receivable  at  March  31,  2001  and  2000  are   all   deemed
      collectible.

                              MULLER MEDIA, INC.
                              ------------------
                        (A Wholly Owned Subsidiary of
                         DCI Telecommunications, Inc.)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

            C. Furniture and Equipment - Furniture and equipment are carried at
               -----------------------
      cost. Depreciation is computed using the straight-line method over the estimated useful lives of the asset which range from 5 to 7 years. The Company has $107,347 of furniture and equipment as of March 31, 2001 and 2000. Depreciation expense was $5,306 and $7,723 for the years ended March 31, 2001 and 2000, respectively. These assets are fully depreciated as of March 31, 2001.

            D. Marketable Securities - Investments in marketable securities are
               ---------------------
      categorized as either trading, available-for-sale or held to maturity. As of March 31, 2001 and 2000 the Company had only available-for-sale securities, which are stated at fair value, with unrealized gains and losses reported in stockholder's equity. As of March 31, 2001 and 2000 marketable securities consisted of mutual funds in the amount of $38,388 and $34,650, respectively.

            E. Use of Estimates - The preparation of the  financial  statements
               ----------------
      in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

            F.  Income  Taxes  -  Deferred income taxes are determined  on  the
                -------------
      liability method in accordance  with   the  Statement  of  Financial
      Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Company elects to file a consolidated tax return with its parent.

            G.   New  Accounting  Pronouncements  -  In  March 2001 the Company
                 ---------------
      changed its accounting method for the recording of licensing arrangements with its stations based on the conditions set forth by Accounting Standards Executive Committee of the AICPA in SOP 00-2 "Accounting by producers or Distributors of Films". The Company retroactively applied this adoption effective April 1, 2000. The effect of the change for year ended March 31, 2001 was to decrease income by $448,061. The adjustment is included in net loss for year ended March 31, 2001.

      In 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition in Financial Statements," which became effective in the fourth quarter of 2000. The adoption of SAB No. 101 did not have a material effect on the Company's financial statements.

                              MULLER MEDIA, INC.
                              ------------------
                         (A Wholly Owned Subsidiary of
                         DCI Telecommunications, Inc.)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

      In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization provisions of the Statement is not expected to have a material effect on the Company's financial position or operations.

            H.  Fair Value of Financial Instruments  -  The respective carrying
                -----------------------------------
      value of certain on-balance-sheet financial instruments approximated their fair values. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. These financial instruments include cash, accounts receivable, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's long-term debt, which approximates its carrying value, is estimated based upon the quoted market prices for the same or similar debt instruments or on the current rates offered to the Company for debt of the same remaining maturities.

            I.   Deferred Revenue - Deferred revenue consists of motion picture
                 ----------------
      license fees  from  executed  license  arrangements.   These fees will be
      recognized as revenue in future periods when certain conditions are met.

            J.  Asset Impairment - The Company evaluates the recoverability and
                ----------------
      carrying value of its long-lived assets at each balance sheet date, based on guidance in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to Be disposed Of. Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. The Company did not recognized any charges of during the year ending March 31, 2001 and 2000, respectively for asset impairment.

                              MULLER MEDIA, INC.
                              ------------------
                         (A Wholly Owned Subsidiary of
                         DCI Telecommunications, Inc.)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
3.    INCOME TAXES
      ------------

      The Company elects to file a consolidated tax return with its parent. Taxes have been provided as if the Company files a separate tax return.

4.    COMMITMENTS
      -----------

      LEASES

      Muller leases office space and had a noncancelable operating lease that expired in June 1999. In May, 1999 the Company exercised an option to renew this lease for an additional two years at an increased annual rent of 10% per annum. The annual rent under this lease is $49,500. In addition the lease has an escalation clause relating to real estate taxes. Future minimum rental commitments due on noncancelable leases is $9,900 through December 31, 2001.

      During the year ended March 31, 2001 and 2000 rent expense was $50,007 and $55,863, respectively.


      EMPLOYMENT AGREEMENTS

      Muller has employment agreements with certain officers that requires Muller to pay minimum compensation of approximately $550,000 per year. These contracts expire in June 2002 with a one year extension at the employee's option.

============================================================================

                            MULLER MEDIA, INC.
                            ------------------
12,632,500 shares of common stock to be sold by certain selling security holders.

                             ----------------
                               PROSPECTUS
                             ----------------

                              [Date], 2002


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT.
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT ARE CURRENTLY DEEMED IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THE RISKS
AND UNCERTAINTIES DESCRIBED IN THIS DOCUMENT AND OTHER RISKS AND UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE WILL HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON STOCK. THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

                                    PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24. Indemnification of Directors and Officers

Our directors are bound by the general standards for director provisions in Nevada law. These provisions allow them wide latitude in decision-making, including consideration of our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on potential employees, suppliers, customers, communities in which we may operate and the economy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

What happens, therefore, in the event that a claim for indemnification is asserted by our officer/director for liabilities incurred while acting on our behalf in connection with the securities being registered?

Simply put, if he incurred or paid the expenses in the successful defense of a legal action, suit or proceeding, we will pay them. Otherwise, unless our counsel determines that the matter has been settled by controlling legal precedent, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Act, and will abide by its final adjudication of the issue. (For a fuller discussion of this issue, see the first item of Part II of this prospectus, Item 24, Indemnification of Directors and Officers, which includes references to the relevant section of Nevada law and to SEC policy.)


Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth our expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


Filing Fee--Securities and Exchange Commission............$   1,162
Fees and Expenses of Accountants and legal counsel........$  20,000
Blue Sky Fees and Expenses................................$   2,000
Printing and Engraving Expenses...........................$   2,000
Miscellaneous expenses....................................$   1,000
                                                          ---------
Total...............................                      $  26,010


Item 26.  Recent Sales of Unregistered Securities.

On July 27, 1999, the Company issued 750,000 shares of its $.001 par value common stock for cash of $1,500. An original stock offering was made pursuant to Nevada Revised Statues Chapter 90.490. This offering was made in reliance upon an exemption from the registration provisions of Section 5 of the Securities Act of 1993, as amended, pursuant to Regulation D, Rule 504, of the Act. Additionally, the Company sold four hundred fifty thousand seven hundred fifty (450,750) shares of its common stock in connection with a public offering at a price of $0.10 per share for $45,075 in cash to approximately 52 shareholders. The offering was closed January 31, 2000. A Form D, was filed with the Securities and Exchange Commission on or about February 9, 2000.
On March 28, 2000, the Company issued 1,000,000 shares of its $.001 par value common stock at $0.10 per share for cash of $10,000. As of December 31, 2000, the Company has two million two hundred thousand seven hundred fifty (2,200,750) shares of its $0.001 par value common voting stock issued and outstanding which are held by approximately fifty-four (54) shareholders of record, including the company's founder.

On November 12, 2001, Business Translations Services, Inc. issued 10,000,000 shares of $.001 par value common stock for all the shares of Muller. Before the transaction, there were 2,200,750 shares of BTS outstanding. After the transaction, the ownership of BTS was as follows:

                                      Shares       Percent
                                    ----------     -------
Original shareholders                2,200,750         18%
Former owner of Muller              10,000,000         82%
                                    ----------        ----
                                    12,200,750        100%
                                    ==========        ====

Because the parent of Muller obtained control of BTS, the transaction would normally be considered a purchase by Muller. However, since BTS is not a business, the transaction is accounted for as a recapitalization of Muller and the issuance of stock by Muller (represented by the outstanding shares of BTS) for the assets and liabilities of BTS. The value of the net assets is the same as their historical book value.

On November 12, 2001, the Company issued 975,000 shares of $0.001 par value common stock in consideration for services rendered in connection with the merger. These shares have been valued at this fair value of $117,550 and recorded as a cost of the merger and charged to additional paid-in capital.

Item 27.  Exhibits.
          ---------

Exhibit No.               Description
-----------                -----------

 3.1 Certificate of Incorporation of the Company filed with the registration statement on Form 10-SB filed with the Commission on June 19, 2000 and incorporated herein by reference

 3.2 By-Laws of the of the Company filed with the registration statement on Form 10-SB/A filed with the Commission on June 19, 2000 and incorporated herein by reference.

 3.3. Certificate of Amendment to Articles of Incorporation to Change the Name of the Company and Amendment to ByLaws Article VI, Section 6.01, Changing the principal officer of the Company filed on
        Schedule 14c with the Commission on February 4, 2002, and incorporated herein by reference.

 5.1    Opinion of Thomas C. Cook, Esq.

10.1 Employment Agreement with John J. Adams (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

10.2 Employment Agreement with Clifford S. Postelnik (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

10.3 Employment Agreement with Daniel Mulholland (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

10.4 Employment Agreement with Robert Muller (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

23.1    Consent of counsel is contained in Exhibit 5.1

23.2    Consent of Merdinger, Fruchter, Rosen and Corso, P.C.

23.3    Consent of Feldman Sherb and Co., P.C.

_______________

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made,
(b) a post-effective amendment to this registration statement:

       (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York and State of New York on April 15, 2002.

                                   MULLER MEDIA, INC.

                                   By: /s/ John J. Adams
                                   ------------------------------------------
                                       Chairman of the Board
                                       CEO and Director

In accordance with the requirements of the Securities Act of 1933, as amended, his registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE

/s/  C. S. Postelnik         Vice President, General Counsel,
-----------------------      Secretary and Director
     Clifford Postelnik


DATE:  April 15,2002

Exhibit No.               Description
-----------                -----------


 3.1 Certificate of Incorporation of the Company filed with the registration statement on Form 10-SB filed with the Commission on June 19, 2000 and incorporated herein by reference

 3.2 By-Laws of the of the Company filed with the registration statement on Form 10-SB/A filed with the Commission on June 19, 2000 and incorporated herein by reference.

 3.3. Certificate of Amendment to Articles of Incorporation to Change the Name of the Company and Amendment to ByLaws Article VI, Section 6.01, Changing the principal officer of the Company filed on
        Schedule 14c with the Commission on February 4, 2002, and incorporated herein by reference.

 5.1    Opinion of Thomas C. Cook, Esq.

10.1 Employment Agreement with John J. Adams (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

10.2 Employment Agreement with Clifford S. Postelnik (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

10.3 Employment Agreement with Daniel Mulholland (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

10.4 Employment Agreement with Robert Muller (2), filed with the the Company's Annual Report on Form 10-KSB filed with the Commission on April 5, 2002 and incorporated herein by reference.

23.1    Consent of counsel is contained in Exhibit 5.1

23.2    Consent of Merdinger, Fruchter, Rosen and Corso, P.C.

23.3    Consent of Feldman Sherb and Co., P.C.